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                                                                    Exhibit 3.81

                                    BYLAWS OF
               NEW ENGLAND WASTE SERVICES OF MASSACHUSETTS, INC.

                            ADOPTED NOVEMBER 9, 1999

1. MEETINGS OF STOCKHOLDERS.

        1.1 ANNUAL MEETING. The annual meeting of stockholders shall be held within six months after the end of the corporation's fiscal year, on any business day, and at a place and time, as shall be determined by the board of directors (the "Board"), for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If no annual meeting is held as set forth above, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

        1.2 SPECIAL MEETING. A special meeting of the stockholders may be called by the President or by resolution of the Board, and a special meeting shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon the written request (stating the purpose or purposes of the meeting) of holders of record of ten percent (10%)of the issued and outstanding stock entitled to vote at such meeting.

        1.3 PLACE OF MEETINGS. Meetings of the stockholders shall be held in the United States at the place fixed by the Board and stated in the notice of meeting.

        1.4 NOTICE OF MEETINGS; WAIVER OF NOTICE. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting (or otherwise entitled to such notice) by mailing it to him at his address as it appears in the records of the corporation, postage prepaid, or by delivering it to him at his residence or usual place of business, at least seven
(7) days before the meeting or such greater length of time as may be required by law, and shall state the date, time and place of the meeting and the purposes for which it is called and, unless it is the annual meeting, shall state at whose direction the meeting is called. Notice need not be given to any stockholder who submits to the Clerk a signed waiver of notice before or after the meeting.

        1.5 QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business, except as otherwise provided by law or these Bylaws. In the absence of a quorum any officer entitled to preside at or act as Clerk of such meeting shall have the power to adjourn the meeting from time to time until a quorum is present, without further notice other than announcement at the meeting of the adjourned time and place, except as otherwise provided by law. At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called.

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        1.6  VOTING AND PROXIES. Stockholders may attend meetings and vote either in person, by written proxy dated not more than six months before the meeting named therein, or by irrevocable proxy as authorized by Massachusetts law. Proxies shall be filed with the Clerk before being voted at any meeting or adjournment thereof. A proxy with respect to stock held in the name of two or more persons shall be valid if signed by one of them unless, at or prior to exercise of the proxy, the corporation receives a specific written notice to the contrary from any one of them. Every proxy must be signed by the stockholder or his attorney-in-fact. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders at which a quorum is present, except as otherwise provided by law, the Articles of Organization or these Bylaws. Directors shall be elected in the manner provided in Section 2.1 of these Bylaws. Voting need not be done by ballot unless requested by a stockholder at a meeting or ordered by the chairman of the meeting.

        1.7 ACTION BY WRITTEN CONSENT. Action by the stockholders may be taken without a meeting if a written consent to the action is signed by the holders of all the outstanding shares entitled to vote thereon and is filed in the corporation's minute book.

        1.8 INSPECTORS OF ELECTION. The Board shall have the power to appoint two persons (who need not be stockholders) to act as inspectors of election at each meeting of stockholders. If there are not two inspectors present, ready and willing to act, the chairman presiding at any meeting may appoint a temporary inspector or inspectors to act at such meeting. No candidate for the office of director shall act as an inspector of any election for directors.

2. BOARD OF DIRECTORS.

        2.1 NUMBER, ELECTION, ELIGIBILITY AND TERM OF DIRECTORS. The Board shall consist of no less than three directors, except that whenever there are less than three stockholders the number of directors may equal the number of stockholders. Until changed by the Board or the stockholders, the number of directors shall be three. The number of directors may be changed by resolution of the majority of the entire Board or by vote of the holders of a majority of the issued and outstanding stock entitled to vote, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast. As used in these Bylaws, "entire Board" means the total number of directors which the corporation would have if there were no vacancies.

        2.2 QUORUM AND MANNER OF ACTING. A majority of the directors in office shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.9 of these Bylaws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if a quorum is present, unless otherwise provided by law, the Articles of Organization or these Bylaws. In the absence of a quorum, a majority of the

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directors present may adjourn any meeting from time to time until a quorum is present on notice given as provided in Section 2.7 of these Bylaws.

        2.3 ACTION BY CONFERENCE CALL, ETC. Action of the Board may be taken by participation in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation by such means shall constitute presence in person at the meeting.

        2.4 ACTION BY WRITTEN CONSENT. Action by the directors may be taken without a meeting if a written consent to the action is signed by all the directors then in office and filed in the corporation's minute book.

        2.5 ANNUAL MEETING. The annual meeting of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders at a place determined by the Board and on notice as provided in Section 2.7 of these Bylaws.

        2.6 REGULAR AND SPECIAL MEETINGS. Except as otherwise required by law, regular meetings of the Board may be held without notice at such times and places as the Board determines. Special meetings of the Board may be called by the President or by a majority of the directors then in office and shall be held at a place and time determined by the Board and on notice as provided in Section
2.7 of these Bylaws.

        2.7 NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the meeting, or telegraphed to him at such place, or delivered to him personally or by telephone, at least 48 hours before the meeting; provided, however, that longer notice shall be given when longer notice shall be required by law. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting the lack of notice to him, either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

        2.8 RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign at any time by giving notice in writing to the President or the Clerk of the corporation, to take effect at the time specified therein. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the holders of a majority of the issued and outstanding stock entitled to vote or by a majority of the entire Board.

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        2.9  VACANCIES. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though not a quorum.

        2.10 COMPENSATION. Directors shall receive such compensation and reimbursement of expenses in connection with the performance of their duties as the Board determines. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

3. COMMITTEES.

        3.1 EXECUTIVE COMMITTEE. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee, which shall have all the authority of the Board, except as otherwise provided in such resolution or by law, and shall serve at the pleasure of the Board. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at every meeting of the Executive Committee. Vacancies in the Executive Committee shall be filled by the Board. The Board may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. In the absence or disqualification of any member of the Executive Committee, if no alternate member has been designated by the Board, the member or members present at the meeting of the Executive Committee and not disqualified, whether or not a quorum, may, by unanimous vote, appoint another director to act at the meeting in place of the absent or disqualified member.

        3.2 EXECUTIVE COMMITTEE MEETINGS. The Executive Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board. The Executive Committee shall keep minutes of its meetings, and all actions of the Executive Committee shall be reported to the Board at its next meeting succeeding such action.

        3.3 OTHER COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors, to serve at the pleasure of the Board, with such powers and duties as the Board determines.

4. OFFICERS.

        4.1 EXECUTIVE OFFICERS. The executive officers of the corporation shall be the President, one or more Vice Presidents (if designated by the Board), the Clerk and the Treasurer.

        4.2 ELECTION; TERMS OF OFFICE. The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election and qualification of his successor, subject to the provisions of Section 4.4 of these Bylaws.

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        4.3  OTHER OFFICERS. The Board or the President, subject to the control of the Board, may appoint other officers (including Assistant Vice Presidents, Assistant Clerks and Assistant Treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board or the President, subject to the control of the Board, determines. The Board may delegate to any other executive officer or to any committee the power to appoint and define the powers and duties of any such officers, agents or employees.

        4.4 RESIGNATION AND REMOVAL OF OFFICERS. Any officer may resign at any time by giving written notice to the President or the Clerk of the corporation, to take effect at the time specified therein. The acceptance of such resignation, unless required by the terms hereof, shall not be necessary to make it effective. Any executive officer may be removed at any time, either with or without cause, by a majority of the entire Board. Any other officer may be removed at any time, either with or without cause, by the Board, or by the committee or executive officer who appointed him.

        4.5 VACANCIES. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 or 4.3 of these Bylaws for election or appointment to the office.

        4.6 THE PRESIDENT. The President shall be the chief executive officer of the corporation and shall preside at all meetings of the Board and of the stockholders. Subject to the control of the Board, the President shall have general supervision over the business of the corporation and shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him. The President need not be a director.

        4.7 VICE PRESIDENTS. Each Vice President shall have such designation as the Board may determine and such powers and duties as the Board or the President, subject to the control of the Board, assigns him. In the absence of the President, the Vice Presidents, if any, in order of their seniority (unless otherwise designated by the Board), shall act in the President's place.

        4.8 THE CLERK. The Clerk shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, shall keep the seal and shall affix it to any instrument when so authorized by the Board and shall have such other powers and duties as the Board or the President, subject to the control of the Board, assigns him. In the absence of the Clerk from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the service of process.

        4.9 THE TREASURER. The Treasurer shall be the chief financial officer of the corporation, shall have charge of the corporation's books and accounts, shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation and shall have

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such other powers and duties as treasurers of corporations usually have or as the Board or the President, subject to the control of the Board, assigns him.

5. SHARES.

        5.1 CERTIFICATES. The shares of the corporation shall be represented by certificates in the form approved by the Board.

        5.2 TRANSFER AGENTS AND REGISTRARS: SIGNATURES. The corporation may have one or more transfer agents and one or more registrars of its shares, whose respective duties shall be defined by the Board. The transfer agent may also be designated as registrar. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar (other than a director, officer or employee of the corporation) such signatures may be facsimiles.

        5.3 TRANSFERS. Shares shall be transferable only on the corporation's books (which may be maintained by the transfer agent and registrar), upon surrender of the certificate for the shares properly endorsed.

6. MISCELLANEOUS.

        6.1 SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name, the year in which it was incorporated and the words "Corporate Seal" and "Massachusetts."

        6.2 FISCAL YEAR. The Board may determine the corporation's fiscal year.

        6.3 VOTING OF SHARES IN OTHER CORPORATIONS. Shares in other corporations which are held by the corporation may be represented and voted by the President or a Vice President or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

        6.4 AMENDMENTS. Bylaws may be amended, repealed or adopted by the stockholders or, to the extent permitted by the Articles of Organization, by a majority of the entire Board, but any Bylaw adopted by the Board may be amended or repealed by the stockholders. If the directors amend, repeal or adopt a Bylaw, notice of the substance of such action shall be given to all stockholders entitled to vote prior to or along with the notice of the next stockholders' meeting following such action.

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